                                 EXHIBIT 24.1

                               POWER OF ATTORNEY

     Each person whose signature appears below hereby constitutes and appoints Halsey M. Minor, Shelby W. Bonnie, and David Overmyer his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign the Registration Statement on Form S-8 of CNET, Inc. relating to the CNET, Inc. 1997 Stock Option Plan, and any and all amendments thereto (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or his or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

              Signature                                     Title                              Date
              ---------                                     -----                              ----
         /s/ Halsey M. Minor                       Chairman of the Board,                October 21, 1998
       ----------------------               President, and Chief Executive Officer
           Halsey M. Minor

        /s/ Shelby W. Bonnie                      Executive Vice President,              October 21, 1998
       ----------------------                     Chief Operating Officer
          Shelby W. Bonnie                               and Director

       /s/ Douglas N. Woodrum                     Executive Vice President,              October 21, 1998
       ----------------------                      Chief Financial Officer
         Douglas N. Woodrum                             and Director

        /s/ John C. Colligan                              Director                       October 21, 1998
       ----------------------
          John C. Colligan

       ----------------------                             Director
          Douglas Hamilton

        /s/ Mitchell Kertzman                             Director                       October 21, 1998
       ----------------------
          Mitchell Kertzman

       ----------------------                             Director
            Eric Robison

         /s/ William Savoy                                Director                       October 21, 1998
       ----------------------
           William Savoy